SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 6, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2006, the stockholders of Phoenix Technologies Ltd. (the “Company”) approved the Phoenix Technologies Ltd. 2001 Employee Stock Purchase Plan, as Amended and Restated (the “Plan”), which was amended, among other things, to (a) increase the number of shares of common stock of the Company reserved for issuance under the Plan by 500,000 shares from 750,000 shares to 1,250,000 shares and (b) increase the maximum amount of compensation that a participant may contribute under the Plan through payroll deductions from 10% to 20%.

The description of the material terms and conditions of the Plan previously reported by the Company under the caption “Proposal No. 2 – Approval of the 2001 Employee Stock Purchase Plan, as Amended and Restated” in the Company’s Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on Schedule 14A on January 27, 2006 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Phoenix Technologies Ltd. 2001 Employee Stock Purchase Plan, as Amended and Restated.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Senior Vice President, General Counsel and Secretary

Date: March 10, 2006

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Phoenix Technologies Ltd. 2001 Employee Stock Purchase Plan, as Amended and Restated.